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                                                                    EXHIBIT 10.5

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                           1999 ANNUAL INCENTIVE PLAN
                             FOR CERTAIN EXECUTIVES

     1. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

          Code -- the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

          Committee -- a committee comprised solely of two or more members of the Board of Directors of the Company, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act.

          Company -- Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation.

          Deferred Unit Account -- shall mean a book reserve maintained by the Company for the purpose of measuring the amount payable to a Participant with respect to the deferred portion of the Participant's bonus payment for a Performance Period.

          Designated Beneficiary -- shall mean the person or persons entitled to receive the remaining Distributable Balance in a Participant's Deferred Stock Account at the Participant's death.

          Distributable Balance -- shall mean the balance in a Participant's Deferred Stock Account that is distributable to the Participant upon termination of the Participant's employment.

          Exchange Act -- shall mean the Securities Exchange Act of 1934, as amended.

          Fair Market Value -- shall mean the fair market value of a Unit, as determined by the Committee, which, unless otherwise specified, shall be the closing sale price of a Unit as reported in the New York Stock Exchange Composite Transactions on the business day immediately preceding the date as of which such value is being determined, or, if there is no such sale on the relevant date, then on the next preceding business day on which a sale was reported.

          Legal Representative -- shall mean a guardian, legal representative or other person acting in a similar capacity with respect to a Participant.

          Participant -- Shall mean the Chairman and Chief Executive Officer, the President and Chief Operating Officer, and any other executive officer of the Company who is designated by the Committee at any time ending on or before the 90th day of each Performance Period as a Participant in this Plan.

          Performance Measure -- The Performance Measure shall be directly and specifically tied to one or more of the following business criteria, determined with respect to the Company: earnings before interest, taxes, depreciation and amortization ("EBITDA"), consolidated pre-tax earnings, net revenues, net earnings, operating income, earnings before interest and taxes, cash flow measures, return on equity, return on net assets employed or earnings per share for the applicable Performance Period, subject to such other special rules and conditions as the Committee may establish at any time ending on or before the 90th day of the applicable Performance Measures.

          Performance Period -- shall mean the twelve consecutive month period which coincides with the Company's fiscal year.

          Plan -- shall mean the Starwood Hotels & Resorts Worldwide, Inc. 1999 Annual Incentive Plan for Certain Executives as set forth herein and as from time to time amended.
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          Unit -- shall mean a Unit consisting of one share of common stock, par value $.01 per share, of the Company and one Class B share of beneficial interest, par value $.01 per share, of Starwood Hotels & Resorts.

     2.  Administration.

          2.1  Committee.  The Plan shall be administered by the Committee.

          2.2 Determinations Made Prior to Each Performance Period. At any time ending on or before the 90th day of each Performance Period, the Committee shall:

             (a) Designate Participants for that Performance Period.

             (b) Establish the Performance Measures for the Performance Period.

             (c) Determine the formula for determining each Participant's bonus payment for the Performance Period.

          2.3 Certification. Following the close of each Performance Period and prior to payment of any bonus under the Plan, the Committee must certify in writing that the applicable Performance Measure targets and all other factors upon which a bonus is based have been attained.

          2.4 Stockholder Approval. The material terms of this Plan shall be disclosed to and approved by stockholders of the Company in accordance with
     Section 162(m) of the Code. No bonus shall be paid under this Plan unless such stockholder approval has been obtained.

     3.  Bonus Payment.

          3.1 Formula. Each Participant shall be eligible to receive a bonus payment for a Performance Period in an amount established by, or determined under a bonus formula established by, the Committee for the Performance Period based on the attainment of the Performance Measure targets for the Performance Period.

          3.2  Limitations.

             (a) No payment if Performance Measure threshold not achieved. In no event shall any Participant receive a bonus payment hereunder if the minimum threshold Performance Measure requirement applicable to the bonus payment is not achieved during the Performance Period.

             (b) No payment in excess of preestablished amount. No Participant shall receive a bonus payment under this Plan for any Performance Period in excess of $9 million.

             (c) Committee may reduce bonus payment. The Committee retains sole discretion to reduce the amount of or eliminate any bonus otherwise payable to a Participant under this Plan. The Committee may exercise such discretion by establishing conditions for the payment of bonuses in addition to the Performance Measure targets, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate.

     4.  Bonus Payments.

          4.1 Time and Form of Payments. Not less than 75% of the bonus payment in addition to the Performance Measure targets payable to a Participant under the Plan for a Performance Period shall be paid to the Participant in one or more cash payments as soon as determined by the Committee after it has certified that the Performance Measure targets and all other factors upon which the bonus payment for the Participant is based have been attained.

          4.2 Nontransferability. Participants and beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant or any beneficiary.

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          4.3  Tax Withholding.  In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.

     5.  Deferred Unit Accounts.

          5.1  Deferred Unit Accounts.

             (a) An amount equal to 25%, unless the Committee determines to defer a smaller portion of a Participant's bonus payment, determined in the sole discretion of the Compensation Committee, of the gross bonus payment payable to a Participant under the Plan for a Performance Period may be credited to the Participant's Deferred Unit Account as of the date on which the first cash bonus payment for the Performance Period is paid to the Participant pursuant to Section 4.1. The amount so credited to a Participant's Deferred Unit Account (as adjusted for deemed investment returns hereunder) shall become vested ratably over the three-year period beginning at the end of the Performance Period.

             (b) An amount equal to no more than the amount of the bonus payment payable to a Participant for a Performance Period in excess of $3 million may be credited to the Participant's Deferred Unit Account as of the date on which the first cash bonus payment for the Performance Period is paid to the Participant pursuant to Section 4.1. The amount so credited to a Participant's Deferred Unit Account shall become vested ratably over the remaining term of any applicable employment agreement and shall vest in full upon the Participant's termination of employment for any reason.

          5.2 Deemed Investment of Deferred Unit Accounts. Amounts credited to a Participant's Deferred Unit Account pursuant to subsection 5.1(a) shall be deemed to be invested in whole and fractional Units at a price equal to 75% of the Fair Market Value thereof on the date as of which the amount is credited to the Deferred Unit Account. Amounts credited to a Participant's Deferred Unit Account pursuant to subsection 5.1(b) shall be deemed to be invested in whole and factional Units at a price equal to 100% of the Fair Market Value thereof on the date as of which the amount is credited to the Deferred Unit Account.

          5.3 Distribution of Deferred Unit Accounts. On the earlier of (a) the third anniversary of the end of the applicable Performance Period or
     (b) the date the Participant terminates his/her employment for whatever reason, the Company shall compute the "Distributable Balance" in a Participant's Deferred Unit Account on such date. This Distributable Balance shall include (i) if the Participant's employment has terminated for a reason other than retirement, disability, or death, all vested amounts credited to the Deferred Unit Account (as adjusted for deemed investment returns hereunder), or, (ii) if the Participant's employment has not terminated, all amounts credited to the Deferred Unit Account that are distributable to the Participant on such date (as adjusted for deemed investment returns hereunder), or (iii) if the Participant's employment has terminated by reason of retirement, disability or death, all amounts credited to the Deferred Unit Account (as adjusted for deemed investment returns hereunder). In the event that the Participant becomes disabled, his/her employment shall for these purposes be deemed to terminate on the first day of the month in which he/she begins to receive long-term disability payments under the Company's long-term disability plan. For purposes of this Section 5.3, "disability" shall mean a total physical disability which, in the Company's judgment, prevents the Participant from performing substantially his/her employment duties and responsibilities for a continuous period of at least six months, and "retirement" shall mean retirement as then defined in the Company's tax-qualified retirement plan. All distributions under this Section 5.3 will be made in whole Units and cash equal to the Fair Market Value of any fractional Unit. If a Participant dies before his/her entire Distributable Balance has been paid, the Company shall pay the then undistributed remainder of the Distributable Balance to the Participant's Designated Beneficiary.

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          5.4  Designation of Beneficiaries.  A Participant may designate a
     Designated Beneficiary by executing and filing with the Company during his/her lifetime, a beneficiary designation. The Participant may change or revoke any such designation by executing and filing with the Company during his/her lifetime a new beneficiary designation. If any Designated Beneficiary predeceases the Participant, or if any corporation, partnership, trust or other entity which is a Designated Beneficiary is terminated, dissolved, becomes insolvent, is adjudicated bankrupt prior to the date of the Participant's death, or if the Participant fails to designate a beneficiary, then the following persons in the following order shall receive the entire amount which the previous Designated Beneficiary would have been entitled to receive: (i) Participant's spouse, if living;
     (ii) Participant's then living descendants, per stirpes; and (iii) Participant's estate.

          5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any Units, payment by the Participant of any federal, state, local or other taxes which may be required to be withheld or paid in connection with the distribution of Units. In the alternative, the Company may withhold whole Units which would otherwise be delivered to a Participant, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with a distribution (the "Tax Date") in the amount necessary to satisfy any such obligation. Any fraction of a Unit which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant.

          5.6 Restrictions on Units. If at any time the Company determines that the listing, registration or qualification of the Units allocated to the Deferred Unit Accounts of Participants upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of Units hereunder, such Units shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Units delivered to any Participant hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          5.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Units other than a regular cash dividend, the number and class of securities deemed to be held in each Deferred Unit Account shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

          5.8  Change in Control.

          (a) (1) Notwithstanding any provision in the Plan, in the event of a Change in Control, the Committee may, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation, causing the unvested amount in a Participant's Deferred Unit Account to vest, or electing that each outstanding Deferred Unit Account shall be canceled by the Company, and that each Participant shall receive, within a specified period of time from the occurrence of the Change in Control, a cash payment from the Company in an amount equal to the number of Units then deemed to be in the Participant's Deferred Unit Account, multiplied by the greater of (x) the highest per Unit price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a Unit on the date of occurrence of the Change in Control.

          (2) In the event of a Change in Control pursuant to subsection (b)(3) or (4) below in connection with which the holders of Units receive shares of common stock that are registered under Section 12 of the Exchange Act, the Committee may, but shall not be required to, substitute for each Unit available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding Unit shall be converted pursuant to such Change in Control.
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          (b) For purposes of the Plan, "Change in Control" shall mean:

             (1) Any person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof, "Person") is or becomes the beneficial owner within the meaning of Rule 13d-3 promulgated under the Exchange Act (but without regard to any time period specified in Rule 13d-3(d)(1)(i), of 33 1/3 percent or more of either (i) then outstanding Units, including for this purpose Partnership Units of SLT Realty Limited Partnership and SLC Operating Limited Partnership (the "Outstanding Units") or (ii) the combined voting power of then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, (1) any acquisition by the Company or (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

             (2) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other then the Board shall not be deemed a member of the Incumbent Board:

             (3) Consummation by the Company of a reorganization, merger, or consolidation or sale of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Units and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66 2/3 percent of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Units and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, the corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly 33 1/3 percent or more of the Outstanding Units or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33 1/3 percent or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

             (4) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

     6. Amendment and Termination. Subject to the provisions of Section 162(m) of the Code, the Committee may amend this Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both

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with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action.

     7.  Miscellaneous.

          7.1 Effective Date. Subject to approval by the Company's stockholders, the effective date of the Plan shall be January 1, 1999.

          7.2 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any ways material or relevant to the construction or interpretation of the Plan or any provision thereof.

          7.3 Applicability to Successors. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.

          7.4 Employment Rights and Other Benefits Programs. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, the participant's employment at any time. This Plan shall not replace any contract of employment, whether oral, or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. Receipt of benefits hereunder shall have such effect on contributions to and benefits under such other plans or programs as the provisions of each such other plan or program may specify.

          7.5 No Trust Fund Created. This Plan shall not create or be construed to create a trust or separate fund of any kind or fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.

          7.6 Governing Law. The place of administration of the Plan shall be in the State of New York. The corporate law of the State of Maryland shall govern issues relating to the validity and issuance of Units. Otherwise, the Plan shall be construed and administered in accordance with the laws of the State of New York, without giving effect to principles relating to conflict of laws.

          7.7 Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

          7.8 Qualified Performance-Based Compensation. All of the terms and conditions of the Plan shall be interpreted in such a fashion as to qualify all compensation paid hereunder to the maximum extent possible as qualified performance-based compensation within the meaning of Section 162(m) of the Code.

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